UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2016

QLT Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 250, Vancouver, B.C.

Canada, V5T 4T5

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 7, 2016, QLT Inc. (“QLT”) entered into a third amendment (the “Third Amendment”) to the employment agreement between QLT and Dr. Geoffrey Cox, dated October 24, 2014 as previously amended April 21, 2015 and October 8, 2015 (the “Employment Agreement”), to change the term of Dr. Cox’s employment as Interim Chief Executive Officer of QLT from 18 months from the Commencement Date (as defined in the Employment Agreement) to 24 months from the Commencement Date, expiring on October 22, 2016.  No other changes were made to the terms of the Employment Agreement. A copy of the Third Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On April 5, 2016, QLT completed the distribution to its shareholders of (i) 4,799,619  common shares of Aralez Pharmaceuticals Inc. (the “Share Distribution”) and (ii) US$15,000,000 (together with the Share Distribution, the “Aralez Distribution”).  The Aralez Distribution was effected by way of a reorganization of QLT’s share capital pursuant to a statutory plan of arrangement under Section 288 of the Business Corporations Act (British Columbia), which, as previously disclosed, was approved by the QLT shareholders at a special meeting held on March 18, 2016.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d)              Exhibits

Number	Description

10.1	Third Amendment to Employment Agreement between QLT Inc. and Dr. Geoffrey Cox, dated April 7, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QLT INC.

By:	/s/ Glen Ibbott
Name:	Glen Ibbott
Title:	Senior Vice President, Finance and Chief Financial Officer

Date: April 8, 2016

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